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                                EXHIBIT NO. 3.1
                                ---------------
                             ARTICLES OF AMENDMENT
                             ---------------------











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                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                              FIRST MANHATTAN, INC.

     Pursuant to the provisions of Section 16e-10a-1006 of the Nevada Revised Business Corporation Act, First Manhattan, Inc. hereby adopts the following amendment to its Articles of Incorporation.

                                   AMENDMENT

     A.  ARTICLE I - NAME

     Article I of the Company's Articles of Incorporation was amended to read as follows:

     ARTICLE I - NAME. The name of the corporation is GroupMed
International, Inc.

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                              ADOPTION OF AMENDMENT

     The above amendment to the Articles of Incorporation of First Manhattan, Inc. was duly adopted by the shareholders of the corporation at a meeting held June 7, 1995 in the manner prescribed by the Nevada Revised Corporation Act as follows:

Voting Group        Shares              Number of         Undisputed No.
Designation         Outstanding         votes allowed     of votes represented
---------------   ---------------     -----------------  ----------------------

Common Stock          200,000              200,000              200,000


      The shareholders voted as follows on such amendment:

Voting Group                  Votes for               Votes against
Designation                   Amendment               Amendment
---------------           -----------------       ---------------------

Common Stock                   112,250                    -0-


     The number of shares cast for the amendment by the voting group was sufficient for approval of the amendments by the group.

     In Witness whereof, the undersigned president and secretary, having been thereto duly authorized, have executed the foregoing Articles of Amendment for the corporation this 7th day of June 1995.

                                           First Manhattan, Inc.

                                           /s/ [ILLEGIBLE]
                                           --------------------------
                                           President

                                           /s/ [ILLEGIBLE]     6/3/95
                                           --------------------------
                                           Secretary

NOTARY
See attached